Exhibit 10.2

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

1997 INCENTIVE STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Option Agreement”) is made as of [    ], by and between Central European Distribution Corporation (CEDC), a Delaware corporation (the “Company”) and [    ], Director of the Company (the “Optionee”).

WHEREAS, the Board of Directors of the Company (the “Board”) has duly adopted, and the shareholders of the Company have approved, the 1997 Stock Incentive Plan, as amended (the “Plan”), a copy of which has been made available to the Optionee, which provides for the grant of Options to eligible individuals for the purchase of shares of the Company’s Stock (as such terms are defined in the Plan);

WHEREAS, the Company has determined that it is desirable and in its best interests to grant to the Optionee, pursuant to the Plan, an option to purchase a certain number of shares of Stock in order to provide the Optionee with an incentive to advance the interests of the Company, all according to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1. Grant of Option. The provisions of the Plan are incorporated by reference herein and terms used in this Agreement that are defined in the Plan shall have the meanings assigned to them in the Plan. Subject to the terms of the Plan, the Company hereby grants to the Optionee an Option to purchase from the Company [] shares of Stock, all of which will be exercisable on [one or two years after the Grant Date]. The Option shall not constitute an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Price. The Option Price of each Option is $[], which is the Fair Market Value on the day before the Grant Date of the shares of Stock subject to the Option. Payment for Shares purchased under the Plan shall be made in cash or cash equivalents.

3. Exercise of Option. The Options may be exercised as follows:

A. Time of Exercise of Options. The grant to Optionee of the Option to purchase from the Company [] Shares will be exercisable on [    ]. Any of the Options not exercised within ten years after the Grant Date shall be terminated and become null and void.

B. Exercise by Optionee. During the lifetime of the Optionee, only the Optionee (or, in the event of the Optionee’s legal incapacity or incompetence, the Optionee’s guardian or legal representative) may exercise the Option. If Optionee’s directorship with CEDC terminates by reason of death, Options not then vested, if any, will fully vest and may he exercised within 24 months after such death. If the Optionee’s directorship terminates by reason of disability, the Options not then vested, if any, will continue to vest and will be exercisable to the extent vested for a period of one year after the termination of directorship. If the Optionee’s directorship terminates for any other reason, Options not then vested will terminate and vested options held by such Optionee will terminate 90 days after such termination.

4. Method of Exercise of Options. The Options may be exercised in accordance with the provisions of Section 11.9 of the Plan.

5. Limitations on Transfer. The Options are not transferable by the Optionee other than by will or the laws of descent and distribution in the event of death of the Optionee and shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes; provided, however, these non-qualified stock options may be transferred to a family member of the Optionee (defined as an individual who is related to the Optionee by blood or adoption), to a trust established and maintained for the benefit of the Optionee or a family member of the Optionee (as determined under applicable state law and the Code) or to a partnership in which family members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Options are prohibited except those in accordance with Section 13 of the Plan or by will or the laws of descent and distribution.

6. Rights as Shareholder. Neither the Optionee nor any person entitled to exercise the Optionee’s rights in the event of the Optionee’s death shall have any of the rights of a shareholder with respect to any Shares subject to this Option except to the extent the certificates for such Shares shall have been issued upon the exercise of the Option.

7. General Restrictions. The Company shall not be required to sell or issue any Shares under the Options if the sale or issuance of such Shares would constitute a violation by the individual exercising the Options or by the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to the Options upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act of 1933, upon notice of exercise of any Option, unless a registration statement under such Act is in effect with respect to the Shares covered by such Option, the Company shall not be required to sell or issue such Shares unless the Company has received evidence satisfactory to the Company that the holder of such Option may acquire such Shares pursuant to an exemption from registration under such Act. Any determination in this connection by the

Company shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Options or the issuance of Shares pursuant hereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Options shall not be exercisable unless and until the Shares covered by the Options are registered or are subject to an available exemption from registration, the exercise of the Options (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

8. Governing Law. This Option Agreement is executed pursuant to and shall be governed by the laws of the State of Delaware (but not including the choice of law rules thereof).

9. Binding Effect. Subject to all restrictions provided for in this Option Agreement and the Plan, and by applicable law, relating to assignment and transfer of this Option Agreement and the Options, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

10. Notice. An option that is exercisable may be exercised by the Optionee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, addressed to the attention of the Compensation Committee. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised.

11. Entire Agreement. This Option Agreement constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the Optionee; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Option Agreement, or caused this Option Agreement to be duly executed on their behalf, as of the day and year first above written

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:
James Archbold
Title:	Corporate Secretary

OPTIONEE:

ADDRESS FOR NOTICE TO OPTIONEE:

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